Kelly Services, Inc.
POWER OF ATTORNEY
For Executing Forms 3, 4, 5, and Form 144

	Know all by these present, that the undersigned director or officer, or both, of Kelly Services, Inc. (?Kelly?), hereby constitutes and appoints each of
Vanessa P. Williams, Executive Vice President, General Counsel and Corporate
Secretary, Melanie F. Simms, Vice President, Chief Transactions Counsel and
Assistant Secretary, and Cynthia D. Mull, Sr. Paralegal Manager Corporate
Governance of Kelly, signing singly, as the undersigned?s true and lawful
attorney-in-fact to: (1)	execute for and on behalf of the undersigned, in the
undersigned?s capacity as an officer and/or director of Kelly, Forms 3, 4, or
5, including any amendments thereto and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder; (2)	execute Form 144 and any amendments thereto under Rule
144 promulgated under the Securities Act of 1933 relating to transactions
involving securities of Kelly; and (3)	do and perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, 5, or 144 or amendment and the timely filing of such forms with the United States Securities and Exchange Commission
("the Commission") and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to file on
Edgar on Form ID; and (4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Kelly assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or with Rule 144 of the Securities Act of 1933. The undersigned further acknowledges that this Power of Attorney is granted by the undersigned individually and as Trustee or Co-Trustee of any Trust holding shares of Kelly and subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 or with Rule 144 of the Securities Act of
1933. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and Form 144 with respect to the undersigned?s holdings of and transactions in securities of
Kelly unless earlier revoked in writing by the undersigned and such written revocation is received by the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of of Kelly
Section 16 Officer: /s/ Nicholas Zuhlke ____________________________________